Exhibit 99.1

                                   [LOGO] DEC
                              DEVINE ENTERTAINMENT
                                  CORPORATION

Devine Entertainment Releases Transcript of Recent Investor Conference Call Focusing on Revenue Guidance and Growth Strategies

CEO Remarks Detail Latest Anticipated Revenue Projections and Key Initiatives to Produce and Distribute Film and Television Content Worldwide

TORONTO, Ontario - Devine Entertainment Corporation (OTCBB:DVNNF), capitalizing on the global distribution of award-winning original film and television content, invites interested investors to read the complete transcript of the Company's September 26 investor conference call.

During the call, Company President and Chief Executive Officer David Devine updated investors on Devine's latest revenue and earnings guidance, which project revenue increases for the first three quarters of calendar 2007 of $5.5 million (Canadian), a 16-fold increase over the same period the previous year.

"I'm very happy to say that our focus and our aggressive business plan has delivered exceptional revenues and compelling shareholder value," Mr. Devine told investors.

He also detailed the Company's key initiatives to continue growth through international distribution agreements, and anticipated new productions and acquisitions to expand Devine's library of film and television content.

"In building the family and children's library over the course of a number of years, we had a $31 million investment in that library and that $31 million investment has recouped and all of our 19 children and family films are now in profit," Mr. Devine said during the call. "That's something rare in the film business to go 19 out of 19 recouping, successful and continuing to sell."

To continue the Company's progress, Devine has recently entered the primetime television drama market, with a new series premiering in November, entitled "Across the River to Motor City."

Mr. Devine remarked, "This is a testament to our desire to vertically integrate the company to continue to create, continue produce and continue to distribute, but evolve past children's and family into primetime and further evolve into the feature film market."

To read or download a complete transcript of the September 26 conference call, please visit http://www.trilogy-capital.com/content/dvnnf/e/dvnnf_pr92407.pdf.

About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards, including five Emmy and five Gemini Awards. The Company partners with leading international distributors, broadcasters and co-producers, such as Sony BMG, Rogers Media and The Carrere Group of France, to produce and distribute its award-winning film and television titles.

Among Devine's critically-acclaimed productions are its cultural and educational film series on history's landmark Composers', Inventors' and Artists', which have been broadcast in more than 50 countries. The Company continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City," delivered to broadcasters worldwide in 2007. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com.

For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/devine.

To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/devine/quote.html.

To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/devine/factsheet.html.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.


Contacts:
Devine Entertainment Corporation
Arnold Tenney, Richard Mozer
416-364-2282, Toll-free: 877-338-4633
atenney@devine-ent.com
or
Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com